Exhibit 99.1

Certara Reports Fourth Quarter and Full Year 2021 Financial Results

PRINCETON, N.J.—March 1, 2022-- Certara, Inc. (Nasdaq: CERT), a global leader in biosimulation, today reported its financial results for the fourth quarter and full year of 2021 and updated guidance for 2022.

Fourth Quarter Highlights:

●	Revenue was $75.3 million, compared to $64.6 million in the fourth quarter of 2020, representing growth of 17% over the fourth quarter of 2020. Excluding Pinnacle 21, revenue was $69.3 million, representing growth of 7% over the fourth quarter of 2020.
●	Net loss was $9.7 million, compared to net loss of $54.5 million in the fourth quarter of 2020, representing a decrease of $44.7 million over the fourth quarter of 2020.
●	Adjusted EBITDA was $28.2 million, compared to $22.2 million in the fourth quarter of 2020, representing growth of 27% over the fourth quarter of 2020.

Full Year Highlights:

●	Revenue was $286.1 million, compared to $243.5 million in 2020, representing growth of 17% over 2020. Excluding Pinnacle 21, revenue was $280.0 million, representing growth of 15% over 2020.
●	Net loss was $13.3 million, compared to net loss of $49.4 million in 2020, representing a decrease of $36.1 million over 2020.
●	Adjusted EBITDA was $103.7 million, compared to $87.9 million in 2020, representing growth of 18% over 2020.

“2021 was a milestone year for Certara as we completed our first full year as a public company. The Certara team released 10 new software products and product updates and made excellent progress on integrating Pinnacle 21. We delivered strong growth in revenue and EBITDA for the year,” said William F. Feehery, chief executive officer.  “In the fourth quarter, we were pleased with the performance in software, which grew 13% year over year excluding Pinnacle 21. The technology-driven services business grew 6% in the fourth quarter, below our expectations, due to the transitory impact from the Omicron variant, which delayed client-related activity. With healthy bookings trends in both software and technology-driven services, we are confident in our ability to deliver on the updated revenue and EBITDA guidance for 2022.”

Fourth Quarter 2021 Results

“Certara is entering 2022 well capitalized and positioned to continue executing on our long-term growth priorities. We are focused on investing in our business to drive mid-teens revenue growth, which we achieved in 2021 excluding Pinnacle 21.” said Andrew Schemick, chief financial officer.

Total revenue for the fourth quarter of 2021 was $75.3 million, representing growth of 17% over the fourth quarter of 2020.  The increase in revenue was primarily due to $6.1 million in revenue from Pinnacle 21, which was acquired in the fourth quarter of 2021, and $4.6 million in growth from our software licenses and subscriptions and technology driven services.

Total cost of revenue for the fourth quarter of 2021 was $29.3 million, a decrease from $34.9 million in the fourth quarter of 2020, primarily due to a $7.2 million decrease in stock-based compensation cost, partially offset by a $1.2 million increase in software amortization expense and a $0.5 million increase in consulting cost. Excluding $0.8 million in incremental expense from Pinnacle 21, the cost of revenue decreased $6.4 million.

Total operating expenses for the fourth quarter of 2021 were $42.6 million, a decrease from $83.3 million in the fourth quarter of 2020, primarily due to a $46.4 million decrease in stock-based compensation expense, a $2.7 million increase in employee related costs, and a $1.4 million increase in acquisition costs. The remaining increases were primarily due to increases in insurance costs and intangible assets amortization expenses. Excluding $4.7 million in expense from Pinnacle 21, operating expenses decreased $45.4 million.

Net loss for the fourth quarter of 2021 was $9.7 million, compared to a net loss of $54.4 million in the fourth quarter of 2020. Excluding $0.4 million in net income from Pinnacle 21, the net loss was $10.1 million. The $44.7 million decrease in loss was primarily due to a $10.7 million increase in revenue, a $53.6 million decrease in stock-based compensation expense and a $2.2 million decrease in interest expense, partially offset by a $15.0 million increase in tax expense, a $2.3 million increase in other employee-related cost resulting from head count growth, a $2.0 million increase in intangible amortization expense, and a $1.4 million increase in acquisition cost.

Diluted loss per share for the fourth quarter 2021 was ($0.06), as compared to ($0.40) in the fourth quarter of 2020.

Adjusted EBITDA for the fourth quarter of 2021 was $28.2 million compared to $22.2 million for the fourth quarter of 2020, representing 27% growth. See note (1) in the section A Note on Non-GAAP Financial Measures below for more information on adjusted EBITDA.

Adjusted net income for the fourth quarter of 2021 was $1.4 million compared to $10.3 million for the fourth quarter of 2020. Adjusted diluted earnings per share for the fourth quarter 2021 was $0.01 compared to $0.07 for the fourth quarter of

2020.  See note (2) in the section A Note on Non-GAAP Financial Measures, below, for more information on adjusted net income and adjusted diluted earnings per share.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Key Financials (in millions, except per share data)
Revenue	$75.3	$64.6	$286.1	$243.5
Net loss	$(9.7)	$(54.4)	$(13.3)	$(49.4)
Diluted earnings per share	$(0.06)	$(0.40)	$(0.09)	$(0.37)
Adjusted EBITDA	$28.2	$22.2	$103.7	$87.9
Adjusted net income	$1.4	$10.3	$25.8	$19.3
Adjusted diluted earnings per share	$0.01	$0.07	$0.17	$0.15
Cash and cash equivalents			$185.8	$271.4

2022 Financial Outlook

Certara is revising its previously reported guidance for full year 2022 by reducing the top end of the revenue range from $370 million to $360 million and the top end of the adjusted EBITDA range from $135 million to $131 million. The Company expects the following:

FY 2022 Guidance
In millions, except per share data
Revenue	$350 - $360
Adjusted EBITDA	$127 - $131
Adjusted diluted earnings per share (1)	$0.48 - $0.53

Fully diluted shares for 2022 to be in the range of 156 million to 159 million;

GAAP tax rate for 2022 to be in the range of 40% to 45%; and

Cash tax rate for 2022 to be in the range of 20% to 25%;

Note that revenue guidance assumes 22% - 26% year over year growth, and excluding Pinnacle 21 assumes 15% – 18% year over year growth.

(1) The Company is planning to revise the calculation of adjusted eps to exclude amortization expense related to M&A.

Webcast and Conference Call Details

Certara will host a conference call today, March 1, 2022, at 5:00 p.m. ET to discuss its fourth quarter 2021 financial results.   The dial-in numbers are (833) 360-0946 for domestic callers or (914) 987-7661 for international callers, followed by Conference ID: 2728807. A live webcast of the conference call will be available on the “Investors” section of the Company's website at https://ir.certara.com/. The webcast will be archived on the website following the completion of the call for approximately one year.

About Certara

Certara accelerates medicines using proprietary biosimulation software, technology and services to transform traditional drug discovery and development. Its clients include more than 2,000 biopharmaceutical companies, academic institutions, and regulatory agencies across 62 countries.

Please visit our website at www.certara.com. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.

Such disclosures will be included in the Investor Relations section of our website at https://ir.certara.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Forward-Looking Statements

This press release contains certain statements that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, with respect to the Company’s future business and financial performance, revenue, margin, and bookings. These statements typically contain words such as “believe,” “may,” “potential,” “will,” “plan,” “could,” “estimate,” “expects” and “anticipates” or the negative of these words or other similar terms or expressions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement and involves significant risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. You should not rely upon forward-looking statements as predictions of future events and actual results, events, or circumstances. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including the Company’s ability to compete within its market; any deceleration in, or resistance to, the acceptance of model-informed biopharmaceutical discovery; changes or delays in relevant government regulation; increasing competition, regulation and other cost pressures within the pharmaceutical and biotechnology industries; trends in research and development (R&D) spending; delays or cancellations in projects due to supply chain interruptions or disruptions or delays to pipeline development and clinical trials experienced by our customers due to COVID-19 or other external factors, consolidation within the biopharmaceutical industry; reduction in the use of the Company’s products by academic institutions; pricing pressures; the Company’s ability to successfully enter new markets, increase its customer base and expand its relationships with existing customers; the impact of the Pinnacle 21 acquisition and any future acquisitions and our ability to successfully integrate such acquisitions; the occurrence of natural disasters and epidemic diseases, such as the recent COVID-19 pandemic; the occurrence of global conflicts, such as the conflict between Russian and Ukraine; any delays or defects in the release of new or enhanced software or other biosimulation tools; failure of our existing customers to renew their software licenses or any delays or terminations of contracts or reductions in scope of work by its existing customers; our ability to accurately estimate costs associated with its fixed-fee contracts; our ability to retain key personnel or recruit additional qualified personnel; lower utilization rates by our employees as a result of natural disasters and epidemic diseases, such as COVID-19; risks related to our contracts with government customers; our ability to sustain recent growth rates;  our ability to successfully operate a global business; our ability to comply with applicable laws and regulations; risks related to litigation; the adequacy of its insurance coverage and ability to obtain adequate insurance coverage in the future; our ability to perform in accordance with contractual requirements, regulatory standards and ethical considerations; the loss of more than one of our major customers; future capital needs; the ability of our bookings to accurately predict future revenue and our ability to realize revenue on backlog; disruptions in the operations of the third-party providers who host our software solutions or any limitations on their capacity; our ability to reliably meet data storage and management requirements, or the experience of any failures or interruptions in the delivery of our services over the internet; our ability to comply with the terms of any licenses governing use of third-party open source software; any breach of its security measures or unauthorized access to customer data; our ability to adequately enforce or defend ownership and use of our intellectual property and other proprietary rights; any allegations of infringement, misappropriation or violations of a third party’s intellectual property rights; our ability to meet obligations under indebtedness and have sufficient capital to operate our business; any limitations on our ability to pursue business strategies due to restrictions under our current or future indebtedness; any impairment of goodwill or other intangible assets; our ability to use our net operating losses and R&D tax credit carryforwards; the accuracy of management’s estimates and judgments relating to critical accounting policies and changes in financial reporting standards or interpretations; any inability to design, implement, and maintain effective internal controls or inability to remediate any internal controls deemed ineffective; the costs and management time associated with operating as a publicly traded company; and the other factors detailed under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, and reports, including the Form 10-K filed by the Company with the Securities and Exchange Commission on March 1, 2022. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, we expressly disclaim any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. Factors that may materially affect our results and those risks listed in filings with the SEC.

A Note on Non-GAAP Financial Measures

This press release contains “non-GAAP measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the Company makes use of the non-GAAP financial measures adjusted EBITDA, adjusted net income (loss), adjusted diluted earnings per share, and adjusted revenue, which are not recognized terms under GAAP.  These measures should not be considered as alternatives to net income (loss) or GAAP diluted earnings per share or revenue as measures of financial performance or any other performance measure derived in accordance with GAAP and should not be considered a measure of discretionary cash available to the Company to invest in the growth of its business.  The presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

You should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release below for a further explanation of these measures and reconciliations of these non-GAAP measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.

Management uses various financial metrics, including total revenues, income (loss) from operations, net income (loss), and certain non-GAAP measures, including those discussed above, to measure and assess the performance of the Company’s business, to evaluate the effectiveness of its business strategies, to make budgeting decisions, to make certain compensation decisions, and to compare the Company’s performance against that of other peer companies using similar measures. In addition, management believes these metrics provide useful measures for period-to-period comparisons of the Company’s business, as they remove the effect of certain non-cash expenses and other items not indicative of its ongoing operating performance.

Management believes that adjusted EBITDA, adjusted net income (loss), adjusted diluted earnings per share are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical periods.  Management believes the addition of adjusted revenue is also helpful to investors, analysts, and other interested parties because it provides insight into the revenue associated with contracts acquired in an acquisition before one-time adjustments required by purchase accounting rules and will assist in comparing operational performance across periods.  In addition, each of these measures are frequently used by analysts, investors, and other interested parties to evaluate and assess performance.

Please note that the Company has not reconciled the adjusted EBITDA, adjusted diluted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, financings, and employee stock compensation programs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

(1)

Adjusted EBITDA represents net income excluding interest expense, provision (benefit) for income taxes, depreciation and amortization expense, intangible asset amortization, equity-based compensation expense, acquisition and integration expense and other items not indicative of our ongoing operating performance.

(2)

Adjusted net income and adjusted diluted earnings per share exclude the effect of the items discussed in footnote (1) above from GAAP net income and GAAP diluted earnings per share, respectively, as well as currency gain (loss) and adjust the provision for income taxes for such charges.

In evaluating adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, you should be aware that in the future the Company may incur expenses similar to those eliminated in this presentation and this presentation should not be construed as an inference that future results will be unaffected by unusual items.

Contacts:

Investor Relations Contact:
David Deuchler
Gilmartin Group
ir@certara.com

Media Contact:
Daniel Yunger

Kekst CNC

daniel.yunger@kekstcnc.com

CERTARA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		YEAR ENDED
	DECEMBER 31,		DECEMBER 31,
(in thousands, except per common share and share data)	2021	2020	2021	2020
Revenues	$75,346	$64,641	$286,104	$243,530
Cost of revenues	29,289	34,905	111,616	100,765
Operating expenses:
Sales and marketing	6,718	10,429	20,141	19,202
Research and development	6,517	10,505	20,379	19,644
General and administrative	18,744	52,357	79,539	88,482
Intangible asset amortization	10,188	9,358	38,715	37,414
Depreciation and amortization expense	448	607	2,135	2,443
Total operating expenses	42,615	83,256	160,909	167,185
Income (loss) from operations	3,442	(53,520)	13,579	(24,420)
Other expenses:
Interest expense	(3,288)	(5,486)	(16,837)	(25,296)
Miscellaneous, net	(311)	(921)	(117)	(465)
Total other expenses	(3,599)	(6,407)	(16,954)	(25,761)
Loss before income taxes	(157)	(59,927)	(3,375)	(50,181)
Provision for (benefit) from income taxes	9,542	(5,480)	9,891	(784)
Net loss	(9,699)	(54,447)	(13,266)	(49,397)

Net loss per share attributable to common stockholders:
Basic	$(0.06)	$(0.40)	$(0.09)	$(0.37)
Diluted	$(0.06)	$(0.40)	$(0.09)	$(0.37)
Weighted average common shares outstanding:
Basic	155,624,454	135,747,243	149,842,668	133,247,212
Diluted	155,624,454	135,747,243	149,842,668	133,247,212

CERTARA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(in thousands, except per share and share data)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$185,797	$271,382
Accounts receivable, net of allowance for credit loss of $262 and $132, respectively	69,555	54,091
Restricted cash	827	1,909
Prepaid expenses and other current assets	18,548	19,202
Total current assets	274,727	346,584
Property and equipment, net	2,935	3,872
Operating lease right-of-use assets	12,634	—
Goodwill	703,371	518,592
Intangible assets, net of accumulated amortization of $169,329 and $127,172, respectively	511,823	396,445
Deferred income taxes	4,073	2,744
Other long-term assets	2,167	1,163
Total assets	$1,511,730	$1,269,400
Liabilities and stockholder’s equity
Current liabilities:
Accounts payable	$7,458	$6,394
Accrued expenses	29,830	30,729
Current portion of deferred revenue	45,496	30,662
Current portion of long-term debt	3,020	4,680
Other current liabilities	6,421	2,880
Total current liabilities	92,225	75,345
Long-term liabilities:
Deferred revenue, net of current portion	1,531	545
Deferred income taxes	76,098	75,894
Operating lease liabilities, net of current portion	8,256	—
Long-term debt, net of current portion and debt discount	291,746	294,100
Other long-term liabilities	25	1,384
Total liabilities	469,881	447,268
Commitments and contingencies
Stockholder’s equity
Preferred shares, $0.01 par value, 50,000,000 and no shares authorized as of December 31, 2021 and 2020, respectively, no shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	—
Common shares, 0.01 par value, 600,000,000 shares authorized, 159,658,948 and 152,979,479 shares outstanding at December 31, 2021 and 2020	1,596	1,529
Additional paid-in capital	1,119,821	884,528
Accumulated deficit	(75,604)	(62,338)
Accumulated other comprehensive loss	(3,926)	(1,587)
Treasury stock at cost, 1,100 and 0 shares at December 31, 2021 and 2020, respectively	(38)	—
Total stockholder’s equity	1,041,849	822,132
Total liabilities and stockholder’s equity	$1,511,730	$1,269,400

CERTARA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(in thousands)	2021	2020
Cash flows from operating activities:
Net loss	$(13,266)	$(49,397)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	2,135	2,443
Amortization of intangible assets	42,980	40,310
Amortization of debt issuance costs	1,531	1,520
(Recovery of) provision for credit losses	130	(53)
Loss on retirement of assets	351	19
Equity-based compensation expense	29,483	64,507
Unrealized loss on derivative	1,144	—
Deferred income taxes	(1,184)	(7,825)
Changes in assets and liabilities, net of acquisitions:	—	0
Accounts receivable	(10,066)	(3,932)
Prepaid expenses and other assets	585	(8,257)
Accounts payable and accrued expenses	1,130	2,381
Deferred revenue	5,435	3,094
Net cash provided by operating activities	60,388	44,810
Cash flows from investing activities:
Capital expenditures	(1,143)	(863)
Capitalized development costs	(7,759)	(7,074)
Business acquisitions, net of cash acquired	(261,020)	(675)
Net cash used in investing activities	(269,922)	(8,612)
Cash flows from financing activities:
Capital contributions	—	250
Unit repurchase	—	(1,079)
Proceeds from issuance of common stock, net of underwriters' discounts and commissions	133,351	316,301
Proceeds from borrowings on long-term debt	89	—
Payments on long-term debt and finance lease obligations	(3,973)	(104,358)
Proceeds from line of credit	—	19,880
Payments on financing component of interest rate swap	(1,095)	—
Payments on line of credit	—	(19,880)
Payment of deferred offering costs	(1,767)	(2,900)
Payment of debt issuance costs	(2,942)	—
Payment of taxes on shares and units withheld for employee taxes	(272)	—
Net cash provided by financing activities	123,391	208,214
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(524)	(883)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(86,667)	243,529
Cash, cash equivalents, and restricted cash, at beginning of year	273,291	29,762
Cash, cash equivalents, and restricted cash, at end of year	$186,624	$273,291

NON-GAAP FINANCIAL MEASURES

The following table reconciles net loss to adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2021	2020	2021	2020
Net loss	$(9,699)	$(54,447)	$(13,266)	$(49,397)
Interest expense(a)	3,288	5,486	16,837	25,296
Interest income(a)	(16)	(8)	(271)	(44)
(Benefit from) provision for income taxes(a)	9,542	(5,480)	9,891	(784)
Depreciation and amortization expense(a)	448	607	2,135	2,443
Intangible asset amortization(a)	12,544	10,506	42,980	40,310
Currency (gain) loss(a)	14	905	(175)	715
Equity-based compensation expense(b)	8,637	62,221	29,483	64,507
Acquisition-related expense(c)	1,528	291	11,241	1,456
Integration expense(d)	31	21	31	78
Transaction related expenses(e)	978	1,421	2,754	1,908
Severance expense(f)	60	196	60	557
Reorganization expense(g)	—	335	—	525
Loss on disposal of fixed assets(h)	47	10	351	19
Executive recruiting expense(i)	320	100	733	288
First-year Sarbanes-Oxley and ASC lease 842 implementation costs (j)	460	—	929	—
Adjusted EBITDA	$28,182	$22,164	$103,713	$87,877

The following table reconciles net loss to adjusted net income:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2021	2020	2021	2020
Net loss(a)	$(9,699)	$(54,447)	$(13,266)	$(49,397)
Currency gain (loss) (a)	14	905	(175)	715
Equity-based compensation expense(b)	8,637	62,221	29,483	64,507
Acquisition-related expenses(c)	1,528	291	11,241	1,456
Integration expense(d)	31	21	31	78
Transaction related expenses(e)	978	1,421	2,754	1,908
Severance expense(f)	60	196	60	557
Reorganization expense(g)	—	335	—	525
Loss on disposal of fixed assets(h)	47	10	351	19
Executive recruiting expense(i)	320	100	733	288
First-year Sarbanes-Oxley and ASC lease 842 implementation costs (j)	460	—	929	—
Income tax expense impact of adjustments(k)	(965)	(781)	(6,347)	(1,381)
Adjusted net income	$1,411	$10,272	$25,794	$19,275

The following table reconciles diluted earnings per share to adjusted diluted earnings per share:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Diluted earnings per share	$(0.06)	$(0.40)	$(0.09)	$(0.37)
Currency (gain) loss(a)	—	0.01	—	0.01
Equity-based compensation expense(b)	0.05	0.46	0.19	0.48
Acquisition-related expense(c)	0.01	—	0.07	0.01
Integration expense(d)	—	—	—	—
Transaction related expenses(e)	0.01	0.01	0.02	0.01
Severance expense(f)	—	—	—	0.01
Reorganization expense(g)	—	—	—	0.01
Loss on disposal of fixed assets(h)	—	—	—	—
Executive recruiting expense(i)	—	—	0.01	—
First-year Sarbanes-Oxley and ASC lease 842 implementation costs (j)	0.01	—	0.01	—
Income tax expense impact of adjustments(k)	(0.01)	(0.01)	(0.04)	(0.01)
Adjusted Diluted Earnings Per Shares	$0.01	$0.07	$0.17	$0.15

Basic weighted average common shares outstanding	155,624,454	135,747,243	149,842,668	133,247,212
Effect of potentially dilutive shares outstanding (l)	3,857,176	912,544	4,401,021	229,383
Adjusted diluted weighted average common shares outstanding	159,481,630	136,659,787	154,243,689	133,476,595

(a)	Represents amounts as determined under GAAP.
(b)	Represents expense related to equity-based compensation. Equity-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy.
(c)	Represents costs associated with mergers and acquisitions and any retention bonuses pursuant to the acquisitions.
(d)	Represents integration costs related to post-acquisition integration activities.
(e)	Represents costs associated with our public offering that are not capitalized.
(f)	Represents charges for severance provided to former executives and non-executives.
(g)	Represents expense related to reorganization, including legal entity reorganization.
(h)	Represents the gain/loss related to disposal of fixed assets.
(i)	Represents recruiting and relocation expenses related to hiring senior executives.
(j)	Represents the first-year Sarbanes-Oxley costs for accounting and consulting fees related to the Company's preparation to comply with Section 404 of the Sarbanes-Oxley Act in 2021 as well as implementing cost of ASC 842 “Leases”.
(k)	Represents the income tax effect of the non-GAAP adjustments calculated using the applicable statutory rate by jurisdiction.
(l)	Represents potentially dilutive shares that were excluded from the Company's GAAP diluted weighted average common shares outstanding because the Company had a reported net loss and therefore including these shares would have been anti-dilutive.